Exhibit 99.1

Vishay Intertechnology Announces Amended and Restated $640 Million Credit Facility

MALVERN, Pa.—December 10, 2015-- Vishay Intertechnology, Inc. (NYSE: VSH) today announced that it has entered into an amended and restated $640 million credit facility.  The senior secured facility matures on December 10, 2020.  The Company's previous credit agreement was scheduled to mature on August 8, 2018.

Borrowings under the Amended and Restated Credit Facility bear interest at LIBOR plus an interest margin. The applicable interest margin is based on Vishay's leverage ratio.  Based on Vishay's current leverage ratio, borrowings bear interest at LIBOR plus 1.75%.  Vishay also pays a fee, also based on its leverage ratio, on undrawn amounts.   The undrawn commitment fee, based on Vishay's current leverage ratio, is 0.35% per annum.  The previous credit agreement required Vishay to pay facility fees on the entire commitment amount.

The Amended and Restated Credit Facility allows an unlimited amount of defined "Restricted Payments," which include cash dividends and share repurchases, provided the Company's pro forma leverage ratio is less than 2.25 to 1.  If the Company's leverage ratio is greater than 2.25 to 1, the Amended and Restated Credit Facility allows such payments up to $75 million per annum (subject to a cap of $225 million for the term of the facility).

The Amended and Restated Credit Facility also removes certain restrictions related to intercompany transactions.  These changes are expected to enable the Company to streamline its complex subsidiary structure and provide greater operating flexibility.

Except for the term, pricing, and certain covenants, the amended and restated credit facility is substantially similar to the previous credit agreement.

Lori Lipcaman, Vishay's Chief Financial Officer said, "We are pleased that we were able to extend our credit facility, while also reducing our cost and improving our financial flexibility."

JPMorgan Chase Bank, N.A. acted as administrative agent. J.P. Morgan Securities LLC, Comerica Securities, Inc., Citizens Bank, N.A., and HSBC Bank USA, National Association served as joint lead arrangers and joint bookrunners.  J.P. Morgan Securities LLC, Comerica Bank, Citizens Bank, N.A., and HSBC Bank USA, National Association served as co-syndication agents.  UniCredit Bank AG, New York Branch functioned as documentation agent.

Forward-Looking Statements

Statements contained herein that relate to the Company's future performance, including statements with respect to financing arrangements and the Company's structure and operations are forward-looking statements within the safe harbor provisions of Private Securities Litigation Reform Act of 1995. Words such as "believe," "estimate," "will be," "will," "would," "expect," "anticipate," "plan," "project," "intend," "could," "should," or other similar words or expressions often identify forward-looking statements. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions, many of which are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance, or achievements may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions; difficulties in implementing our cost reduction and restructuring strategies; changes in foreign currency exchange rates; competition and technological changes in our industries; difficulties in new product development; difficulties in identifying suitable acquisition candidates, consummating a transaction on terms which we consider acceptable, and integration and performance of acquired businesses; uncertainty related to the effects of changes in foreign currency exchange rates; and other factors affecting our operations that are set forth in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Vishay Intertechnology, Inc., a Fortune 1,000 Company listed on the NYSE (VSH), is one of the world's largest manufacturers of discrete semiconductors (diodes, MOSFETs, and infrared optoelectronics) and passive electronic components (resistors, inductors, and capacitors). These components are used in virtually all types of electronic devices and equipment, in the industrial, computing, automotive, consumer, telecommunications, military, aerospace, power supplies, and medical markets. Vishay's product innovations, successful acquisition strategy, and "one-stop shop" service have made it a global industry leader. Vishay can be found on the Internet at http://www.vishay.com.